Exhibit 10.5

FIRST AMENDMENT

TO THE

GENWORTH FINANCIAL, INC.

RETIREMENT AND SAVINGS RESTORATION PLAN

THIS AMENDMENT to the Genworth Financial, Inc. Retirement and Savings Plan (as amended and restated April 1, 2012) (the “Plan”) is adopted by Genworth Financial, Inc. (the “Company”), effective as of the dates indicated below.

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan as such Plan is currently in effect; and

WHEREAS, Article 9.1 of the Plan authorizes the Company, through its Benefits Committee (the “Committee”) to amend the Plan at any time;

NOW, THEREFORE, BE IT RESOLVED that the Plan is amended as follows:

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1.

Effective as of April 1, 2013, Section 3.1(b) is amended by replacing it as follows:

Restoration of Supplemental Contribution. In general, each active Participant who is not eligible to participate in the Genworth Financial, Inc. Supplemental Executive Retirement Plan and either (i) is hired or rehired on or after January 1, 2010, or (ii) is promoted or re-promoted to salary band 1 by the Company on or after January 1, 2010 shall be credited for each Plan Year with the amount of company supplemental contributions under Section 3.6 of the Qualified Plan that were reduced due to the Code 401(a)(17) or 415 limits. Participants who were participants in the Genworth Financial, Inc. Retained Executive Pension Plan as of December 31, 2009 and who are promoted to salary band 1 on or after January 1, 2010, shall not be eligible for the Restoration of Supplemental Contribution benefits described in this sub-section (b).

2.

Effective as of April 1, 2013, Section 3.1(c) is amended to add the following paragraphs at the end of the current Section 3.1(c):

“If the Committee or MDCC determines in accordance with this Section 3.1(c) to accelerate the vesting of any benefit under the Plan, any such accelerated vesting will be subject to such additional conditions and restrictions as the Committee or MDCC may require, including the requirement that a Participant execute a release of claims (“Release”) (the form of which shall be approved by the Committee) in consideration for the accelerated vesting. In the event that a Release is required, such Release must be executed, and any time for consideration or revocation of the Release (the “Consideration Period”) must have expired within the time specified by the Committee or else any accelerated vesting or any other benefit contingent upon such Release shall be forfeited.

If a payment under the Plan in accordance with Section V becomes payable during the Consideration Period for a Release and if such Consideration period begins in one calendar year and extends into the subsequent calendar year, then any payment of benefits under the Plan will be delayed until the end of such Consideration Period or, if earlier, until after the start of the subsequent calendar year.”

3.

Effective as of April 1, 2013, Section 3.4 is amended to add the following paragraphs at the end of the current Section 3.4:

“If the Committee or MDCC determines in accordance with this Section 3.4 to accelerate the vesting of any benefit under the Plan, any such accelerated vesting will be subject to such additional conditions and restrictions as the Committee or MDCC may require, including the requirement that a Participant execute a Release (the form of which shall be approved by the Committee) in consideration for the accelerated vesting. In the event that a Release is required, such Release must be executed, and the Consideration Period must have expired within the time specified by the Committee or else any accelerated vesting or any other benefit contingent upon such Release shall be forfeited.

If a payment under the Plan in accordance with Section V becomes payable during the Consideration Period for a Release and if such Consideration Period begins in one calendar year and extends into the subsequent calendar year, then any payment of benefits under the Plan will be delayed until the end of such Consideration Period or, if earlier, until after the start of the subsequent calendar year.”

4.

Effective as of April 1, 2013, Section 5.1 (“Commencement of Benefits”) is amended by adding the following new sub-paragraph 5.1(d):

“(d) If a payment under the Plan becomes payable during a Consideration Period for a Release, as described in Sections 3.1(c) or 3.4, the timing of such payment shall be governed by the provisions set forth in Sections 3.1(c) or 3.4.”

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This Amendment shall be effective as of the dates indicated above. Except as amended herein, the Plan shall continue in full force and effect.

To record the adoption of the Amendment as set forth above, the Committee has caused this document to be signed on the 4 day of April     2013.

By:	/s/ Eric Gee
For the Benefits Committee